Exhibit 99.1

TICC Announces Results of Operations for the Quarter and the Year Ended December 31, 2010

and Announces Quarterly Distribution of $0.24 per share

GREENWICH, CT – 03/09/2011 – TICC Capital Corp. (NasdaqGS: TICC) announced today its financial results for the quarter and year ended December 31, 2010 and a distribution of $0.24 per share for the first quarter of 2011.

HIGHLIGHTS

•

For the year ended December 31, 2010, we recorded approximately $33.5 million of total investment income and $24.2 million of net investment income, compared to $20.5 million of total investment income and $13.5 million of net investment income for the year ended December 31, 2009.

•

For the quarter ended December 31, 2010, we recorded net investment income of approximately $6.7 million, or approximately $0.24 per share, net unrealized appreciation on investments of approximately $30.3 million and net realized losses on investments of approximately $13.0 million. In total, we had a net increase in net assets resulting from operations of approximately $0.84 per share for the fourth quarter.

•	Total investment income for the fourth quarter of 2010 amounted to approximately $9.1 million which remained essentially the same as the total investment income for the third quarter of 2010.

•	Expenses for the fourth quarter of 2010 were approximately $2.5 million which were also essentially the same as the expenses for the third quarter of 2010.

•

During the quarter ended December 31, 2010, we recorded net unrealized appreciation of approximately $30.3 million, comprised of $19.3 million in gross unrealized appreciation, $3.0 million in gross unrealized depreciation and approximately $14.0 million relating to the reversal of prior period net unrealized depreciation upon the realization events associated with certain investments.

•	Our weighted average credit rating on a fair value basis moved from 2.2 at the end of the third quarter of 2010 to 2.1 at the end of the fourth quarter of 2010.

•

For the quarter ended December 31, 2010, we had net realized losses on investments of approximately $13.0 million due primarily to the loss on our investment in WAICCS Las Vegas, LLC. For accounting purposes, the loss was realized as of December 31, 2010, although the investment had been fully written-down earlier in the year. This loss was partially offset by the gain associated with the repayment of our debt investment in Cavtel Holdings, LLC of approximately $1.5 million.

•	Our Board of Directors has declared a distribution of $0.24 per share for the first quarter of 2011.

•	Payable Date: March 31, 2011

•	Record Date: March 21, 2011

•	During the fourth quarter of 2010, we deployed approximately $30.8 million in 8 investments in addition to the prior three quarters’ deployment of approximately $99.0 million.

•

With respect to our CLO investments for the quarter ending December 31, 2010, we received approximately $911,000 in interest payments, $343,000 in principal payments at par and approximately $1.1 million in CLO equity distributions. In total, since we began investing in this asset class through December 31, 2010, we have received approximately $3.0 million in interest payments, $2.0 million in principal payments at par and $3.7 million in CLO equity distributions.

•	At the end of the fourth quarter, this asset class represented approximately 24.0% of our total assets on a fair value basis.

•	Portfolio realizations amounted to $39.9 million during the fourth quarter of 2010 (which had previously been carried at an aggregate book value of $38.4 million).

•	At December 31, 2010, the weighted average yield of our debt investments was approximately 14.1%, up from 13.8% at September 30, 2010.

•	As of the end of 2010 there were no loans on non-accrual status.

•	At December 31, 2010, net asset value per share was $9.85 compared with the net asset value per share at September 30, 2010 of $9.27.

We will host a conference call to discuss our fourth quarter results today, Wednesday, March 9 at 10:00 AM ET. Please call 877-317-6789 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 448816.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2010, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	December 31, 2010	December 31, 2009
ASSETS
Investments, at fair value (cost: $226,200,687 @ 12/31/10; $260,752,699 @ 12/31/09)
Non-affiliated/non-control investments (cost: $206,750,687 @ 12/31/10; $241,169,345 @ 12/31/09)	$229,385,715	$180,226,123
Control investments (cost: $19,450,000 @ 12/31/10; $19,583,354 @ 12/31/09)	18,150,000	20,025,000

Total investments at fair value	247,535,715	200,251,123

Cash and cash equivalents	68,780,866	23,972,885
Interest receivable	1,488,984	860,271
Prepaid expenses and other assets	94,518	256,012

Total assets	$317,900,083	$225,340,291

LIABILITIES
Investment advisory fee payable to affiliate	$1,760,896	$1,119,544
Securities purchased not settled	1,837,500	—
Accrued expenses	184,146	128,752

Total liabilities	3,782,542	1,248,296

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 31,886,367 and 26,813,216 issued and outstanding, respectively	318,864	268,132
Capital in excess of par value	369,163,104	320,175,874
Net unrealized appreciation (depreciation) on investments	21,335,028	(60,501,576)
Accumulated net realized losses on investments	(74,545,034)	(32,412,374)
Distributions in excess of investment income	(2,154,421)	(3,438,061)

Total net assets	314,117,541	224,091,995

Total liabilities and net assets	$317,900,083	$225,340,291

Net asset value per common share	$9.85	$8.36

TICC CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$26,959,707	$17,907,924	$33,355,098
Distributions from securitization vehicles - equity investments	3,728,638	—	—
Commitment, amendment fee income and other income	968,317	129,265	904,363

Total investment income from non-affiliated/non-control investments	31,656,662	18,037,189	34,259,461

From control investments:
Interest income - debt investments	1,849,929	2,470,603	2,921,174
Other income	—	—	125,000

Total investment income from control investments	1,849,929	2,470,603	3,046,174

Total investment income	33,506,591	20,507,792	37,305,635

EXPENSES
Compensation expense	1,020,950	971,356	906,109
Investment advisory fees	6,447,570	4,122,005	7,001,236
Professional fees	1,033,650	1,305,894	1,626,028
Interest expense	—	—	4,814,408
Insurance	75,419	75,974	76,734
Directors’ fees	178,750	193,000	184,750
Transfer agent and custodian fees	105,389	98,012	104,572
General and administrative	401,366	249,567	400,635

Total expenses	9,263,094	7,015,808	15,114,472

Net investment income	24,243,497	13,491,984	22,191,163

Net change in unrealized appreciation (depreciation) on investments	81,836,604	32,203,525	(66,947,503)

Net realized losses on investments	(42,132,660)	(10,513,051)	(8,509,814)

Net increase (decrease) in net assets resulting from operations	$63,947,441	$35,182,458	$(53,266,154)

Net increase in net assets resulting from net investment income per common share:
Basic and diluted	$0.89	$0.51	$0.91
Net increase in net assets resulting from operations per common share:
Basic and diluted	$2.35	$1.32	$(2.19)
Weighted average shares of common stock outstanding:
Basic and diluted	27,253,552	26,624,217	24,314,512

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006
Per Share Data
Net asset value at beginning of period	$8.36	$7.68	$11.94	$13.77	$13.77

Net investment income(1)	0.89	0.51	0.91	1.32	1.30
Net realized and unrealized capital gains (losses)(2)	1.19	0.81	(2.94)	(1.79)	0.05

Total from investment operations	2.08	1.32	(2.03)	(0.47)	1.35

Dividends from net investment income	(0.81)	(0.60)	(0.98)	(1.37)	(1.28)
Distributions from net realized capital gains	(0.00)	(0.00)	(0.00)	(0.05)	(0.10)
Tax return of capital distributions	(0.00)	(0.00)	(0.08)	(0.02)	(0.00)

Total distributions(3)	(0.81)	(0.60)	(1.06)	(1.44)	(1.38)

Effect of shares issued, net of offering expenses	0.22	(0.04)	(1.17)	0.08	0.03

Net asset value at end of period	$9.85	$8.36	$7.68	$11.94	$13.77

Per share market value at beginning of period	$6.05	$3.80	$9.23	$16.14	$15.10
Per share market value at end of period	$11.21	$6.05	$3.80	$9.23	$16.14
Total return(4)	102.39%	81.15%	(50.23)%	(36.26)%	17.02%
Shares outstanding at end of period	31,886,367	26,813,216	26,483,546	21,563,717	19,705,824

Ratios/Supplemental Data
Net assets at end of period (000’s)	$314,118	$224,092	$203,367	$257,370	$271,335
Average net assets (000’s)	$243,723	$206,183	$251,320	$277,994	$270,309
Ratio of expenses to average net assets	3.80%	3.40%	6.01%	5.99%	3.90%
Ratio of expenses, excluding interest expense, to average net assets	3.80%	3.40%	4.10%	3.72%	3.20%
Ratio of net investment income to average net assets	9.95%	6.54%	8.83%	9.78%	9.40%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gain (losses) includes rounding adjustment to reconcile change in net asset value per share.
(3)

For the years ending December 31, 2008 and 2007, approximately $0.08 per share and $0.02 per share of the Company’s distributions were characterized as a tax return of capital to the Company’s stockholders, respectively.

(4)

Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan.

About TICC Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size companies. While the structures of our financings vary, we look to invest primarily in the debt of established businesses. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.